Exhibit 99(a)

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GE                               PRESS RELEASE
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         GE GLOBAL INSURANCE HOLDING CORPORATION TO SIMPLIFY DISCLOSURE


Dean Davison  913.676.5147 (office)
              913.244.9033 (mobile)


           (Overland Park, Kan.) - March 16, 2004 - GE Global Insurance Holding Corporation (GE Global) has submitted filings to the Securities and Exchange Commission (SEC) to begin the process of ceasing its SEC reporting obligations as a separate entity and de-listing its 7% Notes from the New York Stock Exchange (NYSE).

           If the application for de-listing is approved, the SEC, debt holders and the investing public will continue to receive regular information on GE Global as part of the periodic SEC reports filed by its parent, General Electric Capital Services (GECS). GECS is a wholly-owned subsidiary of the General Electric Company (GE).

           GE Global is taking the action to simplify and streamline its reporting. The current number of GE Global's debt holders of record falls below the minimum SEC thresholds required for ongoing reporting.

           GE Global Insurance Holding Corporation is the holding corporation for GE's Employers Reinsurance Corporation (ERC), a company that protects lives, property and reputations. ERC serves clients with reinsurance and commercial insurance and other risk management services. More information on ERC is available at www.ercgroup.com.



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